INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-48609 of Waste Industries, Inc. (the "Company") on Form S-8 of our report dated February 20, 1998, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP


Raleigh, North Carolina
March 27, 1998